Exhibit 5.1

Our File Number: 41163.00003 Writer’s Direct Dial Number: (954) 468-1321 Writer’s E-Mail Address: rlamm@gunster.com

August 11, 2023

Sensus Healthcare, Inc.

851 Broken Sound Parkway, NW #215

Boca Raton, FL 33487

Re: Sensus Healthcare, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel for Sensus Healthcare, Inc., a corporation organized under the laws of the State of Delaware (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registrant’s Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 250,000 of the Registrant’s common stock, par value of $0.01 per share (the “Common Stock”), that may be issued from time to time by the Registrant upon exercise of stock options, awards of restricted stock or other equity awards pursuant to the Registrant’s 2017 Incentive Plan, as amended and restated as of June 2, 2023 (the “Plan”).

We do not express any opinion herein as to any laws other than the provisions of the Delaware General Corporation Law (the “DGCL”) that are applicable to our opinion set forth below. Except as described above, we have neither examined nor do we express any opinion with respect to Delaware law. Without limiting the foregoing, we express no opinion on Delaware contracts law or on general principles of equity, considerations of public policy, judicial discretion or other considerations which may affect the application of the DGCL to specific facts.

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Registrant, and others.

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August 11, 2023

Sensus Healthcare, Inc.

Opinion

Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions set forth in this opinion letter, as of the date hereof, we are of the opinion that the Common Stock, when issued and delivered by the Registrant in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

Nothing contained in this opinion letter shall be deemed to be an opinion other than as set forth in the immediately preceding paragraph.

Qualifications And Limitations

This opinion letter is furnished solely in connection with the offering and sale of the Common Stock while the Registration Statement is in effect. The opinion expressed in this opinion letter is rendered as of the date hereof and are based on facts in existence and statutes, rules, regulations and judicial decisions in effect on the date hereof, and we express no opinion as to circumstances or events that may occur subsequent to such date. In addition, we specifically disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention. Furthermore, the opinion provided herein is provided as a legal opinion only and not as a guarantee or warranty of the matters discussed herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

The opinion set forth in this opinion letter is limited to the matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

Very truly yours,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.
GUNSTER, YOAKLEY & STEWART, P.A.

RBL/CRS